CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No's 333-88319 and 333-69101) and Form S-8 (No's 333-72337 and 333-40324) of QueryObject Systems Corporation of our report dated March 21, 2001 relating to the consolidated financial statements which appears in this Form 10-KSB for the year ended December 31, 2000.




PricewaterhouseCoopers LLP
Melville, New York
April 2, 2001